Exhibit (d)(i)(A)

                                                     AMENDED: SEPTEMBER 29, 2005

                                   SCHEDULE A

                                     TO THE

                          INVESTMENT ADVISORY CONTRACT

                                                                 Annual Fee as %
Funds:                                               of Average Daily Net Assets

Fifth Third Government Money Market Fund                              0.40 of 1%
Fifth Third Prime Money Market Fund                                   0.40 of 1%
Fifth Third Municipal Money Market Fund                               0.50 of 1%
Fifth Third Quality Growth Fund                                       0.80 of 1%
Fifth Third Disciplined Large Cap Value  Fund                         0.80 of 1%
Fifth Third Balanced Fund                                             0.80 of 1%
Fifth Third Mid Cap Growth Fund                                       0.80 of 1%
Fifth Third International Equity Fund                      1% (assets up to $750
                                                           million) 0.85 of 1%
                                                           (assets > $750
                                                           million)
Fifth Third Technology Fund                                                   1%
Fifth Third Intermediate Bond Fund                                    0.55 of 1%
Fifth Third Bond Fund                                                 0.60 of 1%
Fifth Third U.S. Government Bond Fund                                 0.55 of 1%
Fifth Third Municipal Bond Fund                                       0.55 of 1%
Fifth Third Ohio Municipal Bond Fund                                  0.55 of 1%
Fifth Third U.S. Treasury Money Market Fund                           0.40 of 1%
Fifth Third Strategic Income Fund                                             1%
Fifth Third Multi Cap Value Fund                                              1%
Fifth Third Micro Cap Value Fund                                              1%
Fifth Third Institutional Government Money Market Fund                0.40 of 1%
Fifth Third Institutional Money Market Fund                           0.40 of 1%
Fifth ThirdMichigan Municipal Money Market Fund                       0.40 of 1%
Fifth Third Small Cap Growth Fund                                     0.70 of 1%
Fifth Third Equity Index Fund                                         0.30 of 1%
Fifth Third Large Cap Core Fund                                       0.70 of 1%
Fifth Third Short Term Bond Fund                                      0.50 of 1%
Fifth Third Michigan Municipal Bond Fund                              0.45 of 1%
Fifth Third Intermediate Municipal Bond Fund                          0.55 of 1%
Fifth Third Ohio Tax Exempt Money Market Fund                         0.40 of 1%
Fifth Third Dividend Growth Fund                                      0.80 of 1%
Fifth Third LifeModel Conservative FundSM                             0.15 of 1%
Fifth Third LifeModel Moderately Conservative FundSM                  0.15 of 1%
Fifth Third LifeModel Moderate FundSM                                 0.15 of 1%
Fifth Third LifeModel Moderately Aggressive FundSM                    0.15 of 1%
Fifth Third LifeModel Aggressive FundSM                               0.15 of 1%
Fifth Third Small Cap Value Fund                                      0.90 of 1%
Fifth Third High Yield Bond Fund                                      0.70 of 1%

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     The advisory fee shall accrue daily and be paid to the Advisor monthly.

       Witness the due execution hereof this 29th day of September, 2005.

FIFTH THIRD FUNDS          FIFTH THIRD ASSET MANAGEMENT, INC.

By: /s/ Russell D. Ungerman                 By: /s/ Richard B. Ille
    -----------------------                     -------------------
Name: Russell D. Ungerman                   Name: Richard B. Ille
Title: Vice President                       Title: Vice President